Exhibit 5.1

September 11, 2026 Dyadic International, Inc. 1044 North U.S. Highway One, Suite 201 Jupiter, Florida 33477 Ladies and Gentlemen:

We have acted as New York counsel to Dyadic International, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration under the Securities Act and the proposed offer and sale of up to an aggregate of 3,625,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of warrants (the “Warrants”), with an exercise price of $0.84 per share, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by certain stockholders of the Company identified therein. The Warrants were sold pursuant to that certain securities purchase agreement dated August 13, 2026 among the Company and the purchasers named therein (the “Purchase Agreement”), as described in the Registration Statement and the Prospectus.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Shares. In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Purchase Agreement;

(d)	a copy of the Restated Certificate of Incorporation of the Company;

(e)	a copy of the Fourth Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2025;

(f)	a copy of the resolutions of the Company’s board of directors adopted on August 12, 2026;

(g)	a certificate dated August 13, 2026 of the Secretary of the Company, certifying as to the name, title and incumbency of officers of the Company signing the Purchase Agreement or other documents in connection therewith; and

(h)	a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. In addition, in rendering the opinions expressed below, we have assumed that the Shares will be executed and countersigned by the transfer agent or registrar therefor as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Shares, when issued upon the exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

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The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and its incorporation by reference into the Registration Statement and to the reference to our firm as counsel for the Company under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

DV:AJ:FL

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